CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1
(File No.) of our report dated May 25, 1999, except for Note 10 as to which the date is September 29, 1999, on our audit of the financial statements of R-Tec Technologies, Inc. We also consent to the reference to our firm under the caption "Experts."




                              JAMES MOORE & CO., P.L.



Gainesville, Florida
October 1, 1999